UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

FIRST COMMUNITY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1.00 par value)	FCBC	NASDAQ Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 6, 2024, First Community Bank (the “Bank”), a Virginia chartered banking institution and wholly-owned subsidiary of First Community Bankshares, Inc., agreed to settle a putative class action lawsuit pending in the United States District Court for the Southern District of West Virginia, filed on June 24, 2022. The civil action alleges the Bank breached its deposit account agreements and was unjustly enriched by collecting overdraft fees with respect to certain debit card transactions and by assessing more than one nonsufficient funds fee on items presented multiple times for payment. Under the settlement, which is subject to documentation and preliminary and final court approval, the Bank agrees to establish a $4.8 million settlement fund and forgive up to $500,000 in assessed but unpaid fees. Attorneys’ fees, settlement administration expenses, and settlement payments to eligible class members will be paid from the settlement fund. Under the settlement, the Bank admitted no wrongdoing and will receive a complete release of all claims asserted in the civil action. The Bank agreed to the settlement in order to resolve the litigation and avoid further expense. The Company previously accrued $3.00 million as an estimated liability relating to this civil action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANKSHARES, INC.

Date:	May 8, 2024	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer